Exhibit 3.1
                      AMENDED AND RESTATED CERTIFICATE OF
                            LIMITED PARTNERSHIP OF
                              FFP PARTNERS, L.P.

      The undersigned, desiring to amend the Certificate of Limited Partnership of FFP Partners, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify:
      FIRST:       The name of the Limited Partnership is FFP Partners, L.P.
      SECOND: Article 4 of the Certificate of Limited Partnership shall be amended as follows:
            4.  General  Partner.  The name and the  business  address  of the general partner of the Partnership is: FFP Real Estate Trust, 2801 Glenda Avenue, Fort Worth, Texas 76117.
      THIRD: This Amendment shall be effective immediately before midnight on December 28, 1997.
      IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 24th day of December, 1997.

                              FFP PARTNERS MANAGEMENT COMPANY, INC.
                              as outgoing general partner


                              By:   /s/ Steven B. Hawkins
                                    Steven B. Hawkins, Vice President
                                    Finance and Administration


                              FFP REAL ESTATE TRUST
                              as incoming general partner


                              By:   /s/ Steven B. Hawkins
                                    Steven B. Hawkins, Vice President
                                    Finance and Administration